The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated March 30, 2022

PRELIMINARY PRICING SUPPLEMENT No. T2326

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–C dated February 4, 2022,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Fund Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 March 30, 2022

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

■  Linked to the lowest performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund (each referred to as a “Fund,” and collectively as the “Funds”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the lowest performing Fund. The lowest performing Fund is the Fund that has the lowest Fund return (i.e., the lowest percentage change from its starting price to its ending price). The maturity payment amount will reflect the following terms:

■  If the fund closing price of the lowest performing Fund increases, you will receive the original offering price plus at least 120% (to be determined on the pricing date) participation in the upside performance of the lowest performing Fund.

■  If the fund closing price of the lowest performing Fund remains flat or decreases but the decrease is not more than 25%, you will be repaid the original offering price.

■  If the fund closing price of the lowest performing Fund decreases by more than 25%, you will have full downside exposure to the decrease in the fund closing price of the lowest performing Fund from its starting price, and you will lose more than 25%, and possibly all, of the original offering price of your securities.

■   Investors may lose more than 25%, and possibly all, of the original offering price.

■  Your return on the securities will depend solely on the performance of the lowest performing Fund. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Funds perform favorably.

■  All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$25.00	$975.00
Total

(1) Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of up to $25.00 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $15.00 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2) Credit Suisse may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the securities on the pricing date will be between $920 and $965 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Additional Information about the Issuer and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated February 4, 2022, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–C dated February 4, 2022:

https://www.sec.gov/Archives/edgar/data/1053092/000095010322002048/dp166585_424b2-ic.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-2

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Investor Considerations

We have designed the securities for investors who:

■	seek an investment with at least 120% (to be determined on the pricing date) leveraged exposure to the upside performance of the lowest performing Fund if its ending price is greater than its starting price;

■	understand that if the ending price of the lowest performing Fund is less than its threshold price, they will be fully exposed to the decline in the lowest performing Fund from its starting price to its ending price and will lose more than 25%, and possibly all, of the original offering price at maturity;

■	understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund and that they will not benefit in any way from the performance of the better performing Funds;

■	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;

■	understand and are willing to accept the full downside risks of each Fund;

■	are willing to forgo interest payments on the securities and dividends on shares of the Funds; and

■	are willing to hold the securities to stated maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

■	seek an investment that produces periodic interest or coupon payments or other sources of current income;

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	require full payment of the original offering price of the securities at maturity;

■	are unwilling to accept the risk that the ending price of the lowest performing Fund may be less than its threshold price;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

■	are unwilling to accept the risk of exposure to companies engaged in the industries tracked by the Funds;

■	seek an investment that entitles you to dividends on shares of the Funds;

■	are unwilling to accept the credit risk of Credit Suisse; or

■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Terms of the Securities

Market Measures:	The VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund (each referred to as a “Fund,” and collectively as the “Funds”).
Pricing Date:	April 7, 2022.
Issue Date:	April 12, 2022
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.
Calculation Day:	October 4, 2023, subject to postponement as described below under “—Postponement of the Calculation Day.” To the extent that we make any change to the expected pricing date or expected issue date, the calculation day may also be changed in our discretion to ensure that the term of the securities remains the same.
Stated Maturity:	October 12, 2023. If the calculation day is postponed for any Fund, the stated maturity will be the later of (i) October 12, 2023 and (ii) three business days after the last calculation day as postponed. See “—Postponement of the Calculation Day” below. To the extent that we make any change to the expected pricing date or expected issue date, the stated maturity may also be changed in our discretion to ensure that the term of the securities remains the same. If the stated maturity is not a business day, the maturity payment amount will be made on the next succeeding business day with the same force and effect as if it had been made at maturity. The securities are not subject to redemption by Credit Suisse or repayment at the option of any holder of the securities prior to maturity.
Maturity Payment Amount:

The “maturity payment amount” per security will equal:

•    if the ending price of the lowest performing Fund is greater than its starting price: $1,000 plus

$1,000 × Fund return of the lowest performing Fund × participation rate;

•    if the ending price of the lowest performing Fund is less than or equal to its starting price, but greater than or equal to its threshold price: $1,000; or

•    if the ending price of the lowest performing Fund is less than its threshold price: $1,000 plus

$1,000 × Fund return of the lowest performing Fund

If the ending price of the lowest performing Fund is less than its threshold price, you will lose more than 25%, and possibly all, of the original offering price of your securities at maturity.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Lowest Performing Fund:	The “lowest performing Fund” will be the Fund with the lowest Fund return.
Fund Return:	With respect to a Fund, ending price – starting price starting price

PRS-4

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Fund Closing Price:	The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
Closing Price:	The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Funds; Alternate Calculation” below.
Starting Price:

With respect to the VanEck® Oil Services ETF: $      , its fund closing price on the pricing date.

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $      , its fund closing price on the pricing date.

With respect to the Energy Select Sector SPDR® Fund: $      , its fund closing price on the pricing date.

In the event that the fund closing price for any Fund is not available on the pricing date, the starting price for such Fund will be determined on the immediately following trading day on which a fund closing price is available.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the calculation day.
Threshold Price:

With respect to the VanEck® Oil Services ETF: $      , which is equal to 75% of its starting price.

With respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF: $      , which is equal to 75% of its starting price.

With respect to the Energy Select Sector SPDR® Fund: $      , which is equal to 75% of its starting price.

Participation Rate:	The “participation rate” will be determined on the pricing date and will be at least 120%.
Postponement of the Calculation Day:	If the calculation day is not a trading day with respect to any Fund, the calculation day for each Fund will be postponed to the next succeeding day that is a trading day with respect to each Fund. The calculation day for a Fund is also subject to postponement due to the occurrence of a market disruption event with respect to such Fund, as set forth in “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of up to $25.00 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15.00 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other

PRS-5

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

securities dealers.

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the issue date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Prohibition of Sales to European Economic Area Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)         the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)         the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)         the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)       a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)      not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation;

PRS-6

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

and

   (b)       the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Denominations:	$1,000 and any integral multiple of $1,000.
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•      a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP:	22553PQD4

PRS-7

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying product supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Underlying	Fund
Trade date	Pricing date
Principal amount	Original offering price
Valuation date	Calculation day
Maturity date	Stated maturity
Lowest performing underlying	Lowest performing Fund
Initial level	Starting price
Final level	Ending price
Knock-in level	Threshold price
Closing level	Fund closing price

PRS-8

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Determining the Maturity Payment Amount

At maturity, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund. The lowest performing Fund is the Fund with the lowest Fund return. The Fund return of a Fund is the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund, as follows:

PRS-9

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities for a range of hypothetical performances of the lowest performing Fund and is based on a hypothetical participation rate of 120% (the minimum participation rate that may be determined on the pricing date) and a threshold price for the lowest performing Fund equal to 75% of its starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-10

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying underlying supplement, the product supplement, the prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Ending Price Of The Lowest Performing Fund Is Less Than Its Threshold Price, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Maturity.

If the ending price of the lowest performing Fund is less than its threshold price, you will be fully exposed to any depreciation in the lowest performing Fund. In this case, the maturity payment amount you will be entitled to receive will be less than the original offering price of your securities, and you could lose your entire investment. It is not possible to predict whether the ending price of the lowest performing Fund will be less than its threshold price and, in such case, by how much the price of the lowest performing Fund has decreased from its starting price to its ending price. Any payment on the securities is subject to our ability to pay our obligations as they become due.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Securities Do Not Provide For Interest Payments.

Unlike conventional debt securities, the securities do not provide for interest payments. Thus, the securities are not an appropriate investment for investors who require income payments.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Funds.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund. You will not benefit in any way from the performance of the better performing Funds. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Funds would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

The Starting Price Of Any Fund May Be Determined On A Date Later Than The Pricing Date.

The starting price of any Fund may be determined after the pricing date. In the event that the fund closing price for any Fund is not available on the pricing date, the starting price for such Fund will be determined on the immediately following trading day on which a fund closing price is available. Under these circumstances, you will not know the starting price of such Fund until a date later than the pricing date.

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the price of a Fund. The greater the expected volatility with respect to a Fund on the pricing date, the higher the expectation as of the pricing date that the fund closing price of such Fund could be less than its threshold price on the calculation day, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in more favorable terms (such as lower threshold prices) than for similar securities linked to the performance of a Fund with a lower expected volatility as of the pricing date. You should therefore understand that relatively lower threshold prices may not necessarily indicate that the securities have a greater likelihood of a return of principal at maturity. The volatility of a Fund can change significantly over the term of the securities. The prices of the Funds for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Funds and the potential to lose a significant portion, and possibly all, of the original offering price per security at maturity.

The Stated Maturity May Be Postponed If The Calculation Day Is Postponed.

PRS-11

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

If a postponement occurs with respect to the calculation day for any Fund, then the stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after the last calculation day as postponed. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of the Calculation Day” herein.

Postponement Of Certain Dates May Adversely Affect Your Return.

If the calculation agent determines that a market disruption event has occurred or that the calculation day is not a trading day, it is possible that the calculation day and stated maturity will be postponed, and your return could be adversely affected. No payments will be payable as a result of such postponement. For additional information, see “Additional Terms of the Securities— Market Disruption Events” and “Terms of the Securities—Postponement of the Calculation Day” herein.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a substantial risk that a security will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Funds

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If The Other Funds Perform Favorably.

You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if the other Funds perform favorably. The securities are not linked to a basket composed of the Funds, where the better performance of one Fund could offset the poor performance of another. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund. For example, if one Fund appreciates from its starting price to its ending price, but the ending price of the lowest performing Fund is less than its threshold price, you will be exposed to the depreciation of the lowest performing Fund and you will not benefit from the performance of any other Funds. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. Each additional Fund to which the securities are linked increases the risk that the securities will perform poorly. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

It is impossible to predict the relationship between the Funds. If the performances of the Funds exhibit no correlation to each other, it is more likely that one of the Funds will cause the securities to perform poorly. However, if the performances of the equity securities included in each Fund are related such that the performances of the Funds are correlated, then there is less likelihood that only one Fund will cause the securities to perform poorly. Furthermore, to the extent that each Fund represents a different market segment or market sector, the risk of one Fund performing poorly is greater. As a result, you are not only taking market risk on each Fund, you are also taking a risk relating to the relationship among the Funds.

There Are Risks Associated With The Funds.

Although shares of the Funds are listed for trading on a national securities exchange and a number of exchange-traded funds generally have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Funds or that there will be liquidity in the trading market. Each Fund is subject to management risk, which is the risk that a Fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Fund’s investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by such Fund. Any of these actions could adversely affect the price of the shares of such Fund and consequently the value of the securities. For additional information on the Funds, see “The VanEck® Oil Services ETF”, “The SPDR® S&P® Oil & Gas Exploration & Production ETF” and “The Energy Select Sector SPDR® Fund” herein.

Under continuous listing standards adopted by the NYSE Arca, each Fund will be required to confirm on an ongoing basis that the securities included in its tracked index satisfy the applicable listing requirements. In the event that a tracked index does not comply with the applicable listing requirements, such Fund would be required to rectify such non-compliance by requesting that such tracked index sponsor modify such tracked index, transitioning to a new tracked index or obtaining relief from the SEC. There can be no

PRS-12

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

assurance that such tracked index sponsor would modify such tracked index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in such Fund being delisted by the NYSE Arca.

The Performance And Market Value Of Each Fund, Particularly During Periods Of Market Volatility, May Not Correlate To The Performance Of Its Tracked Index.

Each Fund will generally invest in all of the equity securities included in the index tracked by such Fund (each such index, a “tracked index”), but may not fully replicate such tracked index. There may be instances where a Fund’s investment advisor may choose to overweight another stock in such Fund’s tracked index, purchase securities not included in such Fund’s tracked index that such investment advisor believes are appropriate to substitute for a security included in such tracked index or utilize various combinations of other available investment techniques. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of such Fund’s tracked index. Finally, because the shares of each Fund are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of such Fund.

During periods of market volatility, securities held by each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Fund and the liquidity of such Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Fund. As a result, under these circumstances, the market value of shares of each Fund may vary substantially from the net asset value per share of such Fund. For all the foregoing reasons, the performance of each Fund may not correlate with the performance of its tracked index.

The Stocks Included In Each Fund Are Concentrated In One Particular Sector.

All of the stocks included in each Fund are issued by companies in a single sector. As a result, the stocks that will determine the performance of each Fund are concentrated in a single sector. Although an investment in the securities will not give holders any ownership or other direct interests in the stocks held by the Funds, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in a single sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in a broader range of sectors.

The VanEck® Oil Services ETF May Not Be Representative Of An Investment In The Oil Services Industry.

The VanEck® Oil Services ETF does not represent a direct investment in the oil services industry. The VanEck® Oil Services ETF consists of securities of companies whose primary lines of business are directly associated with the oil services industry. As a result, the fund closing price of the VanEck® Oil Services ETF will be influenced by a variety of economic, financial and other factors affecting those companies, some of which may be unrelated to the market or other conditions applicable to the oil services industry. As a result, the VanEck® Oil Services ETF may not perfectly correlate with the performance of the oil services industry and the fund closing price of the VanEck® Oil Services ETF could decrease even if the performance of the oil services industry as a whole increases.

An Investment In The Securities Is Subject To Risks Associated With Investing in Non-U.S. Companies With Respect To The VanEck® Oil Services ETF.

Some of the stocks included in the VanEck® Oil Services ETF are issued by companies incorporated outside of the United States. The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Historical Performance Of Any Fund Is Not Indicative Of Its Future Performance.

The future performance of any Fund cannot be predicted based on its historical performance. We cannot guarantee that the fund closing price or ending price of any Fund will be at a price that would result in a positive return on your overall investment in the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By Any Fund.

PRS-13

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

We cannot control the actions of any issuers of the equity securities included in or held by any Fund. Actions by such issuers may have an adverse effect on the price of the relevant Fund and, consequently, on the value of the securities.

No Ownership Rights Relating To The Funds.

Your return on the securities will not reflect the return you would realize if you actually owned shares of the Funds or the assets that comprise the Funds. The return on your investment is not the same as the total return you would receive based on the purchase of shares of the Funds or the assets that comprise the Funds.

No Dividend Payments Or Voting Rights.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Funds or the assets that comprise the Funds.

Anti-Dilution Protection Is Limited.

The calculation agent will make anti-dilution adjustments for certain events affecting the Funds. However, an adjustment will not be required in response to all events that could affect the Funds. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Funds; Alternate Calculation” herein.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Funds And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Funds. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in the Funds or instruments related to the Funds. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade in the Funds or instruments related to the Funds from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging

PRS-14

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the fund closing prices of any Fund, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Funds;

o	the expected and actual correlation, if any, between the Funds;

o	the time to maturity of the securities;

o	the dividend rate on the equity securities included in the Funds;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	events affecting companies engaged in the respective industries tracked by the Funds;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Funds or markets generally and which may affect the prices of the Funds; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers

If On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring securities such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the

PRS-15

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

PRS-16

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on the calculation day) could adversely affect the prices of the Funds and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

PRS-17

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 120% (the minimum participation rate that may be determined on the pricing date), a threshold price for the lowest performing Fund equal to 75% of its starting price and a range of hypothetical Fund returns of the lowest performing Fund, the hypothetical maturity payment amount per security and the hypothetical pre-tax rate of return.

Hypothetical Fund return of the lowest performing Fund	Hypothetical maturity payment amount per security	Hypothetical pre-tax rate of return
100%	$2,200	120%
90%	$2,080	108%
80%	$1,960	96%
70%	$1,840	84%
60%	$1,720	72%
50%	$1,600	60%
40%	$1,480	48%
30%	$1,360	36%
20%	$1,240	24%
10%	$1,120	12%
0%	$1,000	0%
-10%	$1,000	0%
-20%	$1,000	0%
-25%	$1,000	0%
-26%	$740	-26%
-30%	$700	-30%
-40%	$600	-40%
-50%	$500	-50%
-60%	$400	-60%
-70%	$300	-70%
-80%	$200	-80%
-90%	$100	-90%
-100%	$0	-100%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive at maturity will depend on the actual starting price of the lowest performing Fund, the actual ending price of the lowest performing Fund and the actual participation rate. The performance of the better performing Funds is not relevant to your return on the securities.

PRS-18

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Hypothetical Maturity Payment Amounts

Set forth below are three examples of calculations of the maturity payment amount, reflecting a hypothetical participation rate of 120% (the minimum participation rate that may be determined on the pricing date) and a threshold price for each Fund equal to 75% of its starting price and assuming hypothetical starting prices and ending prices for each Fund as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting prices, related threshold prices or ending prices applicable to the securities. The actual starting price and threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Funds, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Fund is greater than its starting price and the maturity payment amount is greater than the original offering price of your securities:

	VanEck® Oil Services ETF	SPDR® S&P® Oil & Gas Exploration & Production ETF	Energy Select Sector SPDR® Fund
Hypothetical starting price:	$100	$100	$100
Hypothetical ending price:	$145	$120	$150
Hypothetical threshold price:	$75	$75	$75
Fund return:	45%	20%	50%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the SPDR® S&P® Oil & Gas Exploration & Production ETF has the lowest Fund return and is, therefore, the lowest performing Fund.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund.

Since the hypothetical ending price of the lowest performing Fund is greater than its hypothetical starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to:

$1,000 × Fund return of the lowest performing Fund × 120% = $240

At maturity, you would receive $1,240 per security.

Example 2. The ending price of the lowest performing Fund is less than its starting price but greater than its threshold price and the maturity payment amount is equal to the original offering price of your securities:

	VanEck® Oil Services ETF	SPDR® S&P® Oil & Gas Exploration & Production ETF	Energy Select Sector SPDR® Fund
Hypothetical starting price:	$100	$100	$100
Hypothetical ending price:	$85	$115	$120
Hypothetical threshold price:	$75	$75	$75
Fund return:	–15%	15%	20%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the VanEck® Oil Services ETF has the lowest Fund return and is, therefore, the lowest performing Fund.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund.

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but greater than or equal to its threshold price, you would be repaid the original offering price of your securities at maturity.

At maturity, you would receive $1,000 per security.

PRS-19

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Example 3. The ending price of the lowest performing Fund is less than its threshold price and the maturity payment amount is less than the original offering price of your securities:

	VanEck® Oil Services ETF	SPDR® S&P® Oil & Gas Exploration & Production ETF	Energy Select Sector SPDR® Fund
Hypothetical starting price:	$100	$100	$100
Hypothetical ending price:	$120	$45	$110
Hypothetical threshold price:	$75	$75	$75
Fund return:	20%	–55%	10%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the SPDR® S&P® Oil & Gas Exploration & Production ETF has the lowest Fund return and is, therefore, the lowest performing Fund.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund.

Since the hypothetical ending price of the lowest performing Fund is less than its threshold price, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to $450 per security, calculated as follows:

= $1,000 + ($1,000 × Fund return of the lowest performing Fund)

= $1,000 + ($1,000 × –55%)

= $450

At maturity, you would receive $450 per security.

These examples illustrate that you will be fully exposed to a decrease in the lowest performing Fund from its starting price to its ending price if the ending price of the lowest performing Fund is less than its threshold price, even if the ending prices of the other Funds have appreciated or have not declined below their respective threshold prices.

To the extent that the starting price, threshold price and ending price of the lowest performing Fund and participation rate differ from the values assumed above, the results indicated above would be different.

PRS-20

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts (or other applicable securities) relating to such Fund.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the fund closing prices of the Funds under certain circumstances;

•	determine if adjustments are required to the fund closing price of a Fund under various circumstances; and

•	if a Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

PRS-21

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Fund on the calculation day, then the calculation day for such Fund will be postponed to the first succeeding trading day for such Fund on which a market disruption event for such Fund has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Fund after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Fund. If the calculation day has been postponed eight trading days for a Fund after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Fund on such eighth trading day, the calculation agent will determine the closing price of such Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for a Fund due to a market disruption event with respect to such Fund on the calculation day, the originally scheduled calculation day will remain the calculation day for the other Funds if such other Funds are not affected by a market disruption event on such day.

Anti-dilution Adjustments Relating to the Funds; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor for a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on such Fund.

PRS-22

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to the adjustment factor then in effect for such Fund of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor of such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by a Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor of such Fund plus the product of the prior adjustment factor of such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred with respect to a Fund:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of such Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of such Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor of such Fund as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor of such Fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

PRS-23

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which the relevant tracked index sponsor discontinues publication of the relevant tracked index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for such Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to such Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the relevant tracked index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of such Fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price for such Fund and the maturity payment amount with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-24

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

The VanEck® Oil Services ETF

The VanEck® Oil Services ETF is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index. The MVIS® US Listed Oil Services 25 Index includes common stocks and depositary receipts of U.S. exchange-listed companies considered to be in the oil services sector because they derive at least 50% of their revenues from oil services to the upstream oil sector, which includes companies engaged primarily in oil equipment, oil services or oil drilling. The VanEck® Oil Services ETF is managed by Van Eck Associates Corporation.

The VanEck® ETF Trust is a registered investment company that consists of numerous separate investment portfolios, including the VanEck® Oil Services ETF. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. Shares of the VanEck ® Oil Services ETF are listed on the NYSE Arca, Inc. under the ticker symbol “OIH.”

This pricing supplement relates only to the securities offered hereby and does not relate to the VanEck® Oil Services ETF. We have derived all disclosures contained in this pricing supplement regarding the VanEck® Oil Services ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the VanEck® Oil Services ETF. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the VanEck® Oil Services ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the VanEck® Oil Services ETF (and therefore the price of the VanEck® Oil Services ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the VanEck® Oil Services ETF could affect the maturity payment amount, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the VanEck® Oil Services ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the VanEck® Oil Services ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the VanEck® Oil Services ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the MVIS® US Listed Oil Services 25 Index, please see “Annex—The MVIS® US Listed Oil Services 25 Index” at the end of this pricing supplement.

PRS-25

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

The VanEck® Oil Services ETF

Historical Information

We obtained the closing prices of the VanEck® Oil Services ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the VanEck® Oil Services ETF for the period from January 3, 2017 to March 24, 2022. The closing price on March 24, 2022 was $283.31. The historical performance of the VanEck® Oil Services ETF should not be taken as an indication of the future performance of the VanEck® Oil Services ETF during the term of the securities.

PRS-26

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

The SPDR® S&P® Oil & Gas Exploration & Production ETF

The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Oil & Gas Exploration & Production Select IndustryTM Index, which measures the performance of the oil and gas exploration and production segment of the S&P® Total Market Index. The SPDR® S&P® Oil & Gas Exploration & Production ETF is managed by SSGA Funds Management, Inc.

The SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Oil & Gas Exploration & Production ETF. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF are listed on the NYSE Arca, Inc. under the ticker symbol “XOP.”

This pricing supplement relates only to the securities offered hereby and does not relate to the SPDR® S&P® Oil & Gas Exploration & Production ETF. We have derived all disclosures contained in this pricing supplement regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the SPDR® S&P® Oil & Gas Exploration & Production ETF (and therefore the price of the SPDR® S&P® Oil & Gas Exploration & Production ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® S&P® Oil & Gas Exploration & Production ETF could affect the maturity payment amount, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® S&P® Oil & Gas Exploration & Production ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the S&P® Oil & Gas Exploration & Production Select IndustryTM Index, please see “The Reference Indices—The S&P Dow Jones Indices—The S&P Select Industry Indices—The S&P® Oil & Gas Exploration & Production Select IndustryTM Index” in the accompanying underlying supplement.

PRS-27

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

The SPDR® S&P® Oil & Gas Exploration & Production ETF

Historical Information

We obtained the closing prices of the SPDR® S&P® Oil & Gas Exploration & Production ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the SPDR® S&P® Oil & Gas Exploration & Production ETF for the period from January 3, 2017 to March 24, 2022. The closing price on March 24, 2022 was $132.31. The historical performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF should not be taken as an indication of the future performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF during the term of the securities.

PRS-28

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index. The Energy Select Sector SPDR® Fund is managed by SSGA Funds Management, Inc.

The Select Sector SPDR® Trust is a registered investment company that consists of eleven separate investment portfolios, including the Energy Select Sector SPDR® Fund. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. Shares of the Energy Select Sector SPDR® Fund are listed on the NYSE Arca, Inc. under the ticker symbol “XLE.”

This pricing supplement relates only to the securities offered hereby and does not relate to the Energy Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement regarding the Energy Select Sector SPDR® Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Energy Select Sector SPDR® Fund. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the Energy Select Sector SPDR® Fund in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Energy Select Sector SPDR® Fund (and therefore the price of the Energy Select Sector SPDR® Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Energy Select Sector SPDR® Fund could affect the maturity payment amount, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Energy Select Sector SPDR® Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Energy Select Sector SPDR® Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Energy Select Sector SPDR® Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the Energy Select Sector Index, please see “The Reference Indices—The S&P Dow Jones Indices—The S&P Select Sector Indices—The Energy Select Sector Index” in the accompanying underlying supplement.

PRS-29

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

The Energy Select Sector SPDR® Fund

Historical Information

We obtained the closing prices of the Energy Select Sector SPDR® Fund listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Energy Select Sector SPDR® Fund for the period from January 3, 2017 to March 24, 2022. The closing price on March 24, 2022 was $77.06. The historical performance of the Energy Select Sector SPDR® Fund should not be taken as an indication of the future performance of the Energy Select Sector SPDR® Fund during the term of the securities.

PRS-30

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a substantial risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the

PRS-31

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-32

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Annex — The MVIS® US Listed Oil Services 25 Index

All information contained in this pricing supplement regarding the MVIS® US Listed Oil Services 25 Index (the “Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MV Index Solutions GmbH (“MVIS”). The Index was developed by MVIS and is maintained and published by MVIS. The Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue the publication of, the Index.

The Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. The Oil Services Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The Oil Services Index is reported by Bloomberg L.P. under the ticker symbol “MVOIH.”

Index Composition and Maintenance

The Index Universe

The index universe for the Index includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships and cannabis/marijuana companies are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Only stocks that have a full market capitalization exceeding US $50 million are eligible for the index universe.

Investable Index Universe

Only companies with a free-float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion in the Index. In addition, stocks that are currently not in the Index must meet the following size and liquidity requirements:

•	a full market capitalization exceeding US $150 million;

•	a three-month average-daily-trading volume of at least US $1 million at the current review and also at the previous two reviews; and

•	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Index the following applies:

•	a full market capitalization exceeding US $75 million;

•	a three-month average-daily-trading volume of at least US $0.2 million in at least two of the latest three quarters (current review and also at the previous two reviews); and

•	a three-month average-daily-trading volume of at least US $0.6 million at current review or at one of the previous two reviews; or

•	at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number for the Index, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

PRS-33

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

In case the free-float market capitalization of a non-component share line:

•	exceeds the free-float market capitalization of a share line of the same company which is an index component by at least 25%; and

•	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

The Index is reviewed on a semi-annual basis in March and September. The target coverage of the Index is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. The constituents of the Index are selected using the following procedure:

(1)	The largest 50 stocks (by full market capitalization) from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector qualify.

(2)	The 50 stocks are ranked in two different ways — by free-float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

(3)	The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

a.	Initially, the highest ranked 25 companies made up the Index.

b.	Ongoing, a 10-40 buffer is applied: the highest ranked 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

In addition to the periodic reviews, the Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The value of the Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free-float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free-float market capitalization of the Index; and

D = divisor (rounded to six decimal places).

PRS-34

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Free-Float

The Index is free-float adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free-float factors are reviewed quarterly.

Company-Weighting Cap Factors

Companies in the Index are weighted according to their free-float market capitalization, as modified by the company-weighting cap factors. The Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Index:

(1)	All index components are weighted by their free-float market capitalization.

(2)	All companies exceeding 4.5% but at least the largest five companies and at the maximum the largest 10 companies are grouped together (so called “Large-Weights”). All other companies are grouped together as well (so called “Small-Weights”).

(3)	The aggregated weighting of the Large-Weights is capped at 50%:

a.	Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

b.	Large-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Large-Weights.

c.	Small-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Small-Weights.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the Index) should not change the level of the Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the Index that alters the total market value of the Index while holding stock prices constant will require a divisor adjustment.

PRS-35

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Oil Services ETF, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the Energy Select Sector SPDR® Fund due October 12, 2023

Appendix

The material included in this Appendix was prepared by WFS and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus, the prospectus supplement, the product supplement and the underlying supplement, as supplemented or superseded by this pricing supplement.

PRS-36

Market Linked Securities

Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES WITH UPSIDE PARTICIPATION AND CONTINGENT DOWNSIDE LINKED TO THE LOWEST PERFORMING UNDERLYING ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying (“these Market Linked Securities”) offer a return linked to the performance of the lowest performing of two or more specified market measures, which may be indices or exchange-traded funds (the “underlyings”). In contrast to a direct investment in any or all of the underlyings, these Market Linked Securities provide contingent protection against a moderate decline of the lowest performing underlying that is applicable if, and only if, the lowest performing underlying has not declined below its specified threshold level, as well as the potential to achieve a positive return by participating in any appreciation of the lowest performing underlying (on an unleveraged or leveraged basis). However, if the lowest performing underlying has declined below its threshold level, the contingent downside protection no longer applies and you will be fully exposed to the decline of the lowest performing underlying and will lose a substantial portion, and possibly all, of your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek exposure to any positive performance of the lowest performing underlying and a contingent measure of market risk reduction that is applicable if the lowest performing underlying declines but not below its threshold level. In exchange for these features, you must be willing to accept a return based on whichever underlying is the lowest performing underlying and forgo interest payments and dividends (in the case of equity underlyings). You must also be willing to accept the possibility of full downside exposure to the decline of the lowest performing underlying if the lowest performing underlying declines below its threshold level. The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying. Therefore, you will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. The contingent protection applies only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue any underlying or any assets included in any underlying for payment.

A-2 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

The charts in this section do not reflect forgone dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

A-3 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

These Market Linked Securities offer a return at maturity that is linked to the performance of the lowest performing of two or more underlyings but that differs from the return that would be achieved on a direct investment in that underlying. The return at maturity is based on the performance of the lowest performing underlying as measured from its starting level to its closing level on a calculation day shortly before maturity (its ending level). If the ending level of the lowest performing underlying is greater than its starting level, you will receive a payment at maturity equal to the original offering price plus a return equal to the percentage increase in the lowest performing underlying from its starting level to its ending level multiplied by a specified participation rate. If the ending level of the lowest performing underlying is less than or equal to its starting level but greater than or equal to its threshold level, you will receive a payment at maturity equal to the original offering price. However, if the ending level of the lowest performing underlying is less than its threshold level, you will receive less than the original offering price and have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level. Under these circumstances, you could incur a substantial loss on your investment. The lowest performing underlying is the underlying that has the least favorable performance as measured from its starting level to its ending level.

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:

•	Participation rate: 100%. A participation rate determines how much of the appreciation of the lowest performing underlying (if any) will be reflected in the payment at maturity on these Market Linked Securities. A participation rate of 100% means that if the lowest performing underlying appreciates from its starting level to its ending level, you will receive a total return at maturity equal to 100% of that appreciation. For example, if the lowest performing underlying appreciates by 10%, you will receive a total return at maturity of 10% (which is 100% of 10%). For some issuances of these Market Linked Securities, the participation rate may be greater than 100%, in which case you will participate on a leveraged basis in any appreciation of the lowest performing underlying from its starting level to its ending level. For example, if the participation rate is 110% and the lowest performing underlying appreciates by 10%, you will receive a total return at maturity of 11% (which is 110% of 10%).

•	Contingent protection: 30%. The contingent protection offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the lowest performing underlying. Contingent protection of 30% means that you will be repaid the original offering price at maturity if the lowest performing underlying declines by 30% or less from its starting level to its ending level — in other words, if the ending level of the lowest performing underlying is greater than or equal to its threshold level, which is equal to 70% of its starting level. However, if the lowest performing underlying declines by more than 30%, so that its ending level is less than its threshold level, you will have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level, and you will lose more than 30%, and possibly all, of the original offering price at maturity. For example, if the lowest performing underlying declines by 30.1% from its starting level to its ending level, you will not receive any benefit of the contingent protection feature and you will lose 30.1% of the original offering price at maturity.

The return on these Market Linked Securities will depend solely on the performance of the lowest performing underlying. You will not benefit in any way from the performance of the better performing underlying(s). Therefore, you will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. These Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. These Market Linked Securities will be subject to the full risks of each underlying, with no offsetting benefit from the better performing underlying(s). Because each underlying must appreciate in order for you to receive a positive return at maturity, you should not invest in these Market Linked Securities unless you expect each underlying to appreciate from its respective starting level.

A-4 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

This information, including the graph to the left, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying described above for a range of percentage changes in the lowest performing underlying from its starting level to its ending level.

This hypothetical Market Linked Security could outperform the lowest performing underlying if the ending level of the lowest performing underlying has declined from its starting level but is greater than or equal to its threshold level. Note that, because the value of the lowest performing underlying does not incorporate dividends paid on the underlyings, the return on these Market Linked Securities does not compensate you for any dividends paid on any underlying. All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

A-5 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Determining payment at maturity

The payment at maturity will be based on the performance of the lowest performing underlying, which is equal to the percentage change of the lowest performing underlying from its starting level to its ending level, measured as follows: (ending level – starting level)/starting level. The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security would be calculated assuming an original offering price of $1,000 per security.

A-6 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment, nor are they indicative of future results. The examples illustrate the payment at maturity of these Market Linked Securities assuming the following terms:

Term:	3 years
Original Offering Price:	$1,000 per Market Linked Security
Participation Rate:	100%
Hypothetical Starting Level:	With respect to each underlying: 100
Hypothetical Threshold Level:	With respect to each underlying: 70, which is equal to 70% of that underlying’s hypothetical starting level

These examples assume that these Market Linked Securities are linked to the lowest performing of two underlyings. However, a particular issuance of these Market Linked Securities may be linked to the lowest performing of three or more underlyings. With more underlyings, you will be exposed to a greater risk of incurring a significant loss on your investment at maturity.

The lowest performing underlying is the underlying that had the least favorable performance from its starting level to its ending level, measured as follows: (ending level – starting level)/starting level.

Example 1: The ending level of the lowest performing underlying is greater than its starting level

	Underlying 1	Underlying 2
Hypothetical Starting Level:	100	100
Hypothetical Ending Level:	110	150
Performance:	10%	50%

Step 1: Calculate the performance of each underlying:

Performance of underlying 1:

Performance of underlying 2:

Step 2: Determine which underlying is the lowest performing underlying.

In this example, underlying 1 has the least favorable performance and is, therefore, the lowest performing underlying.

Step 3: Determine the payment at maturity based on the performance of the lowest performing underlying.

On the stated maturity date you would receive $1,100.00 per Market Linked Security, resulting in a positive return of 10%.

As this example illustrates, in order for you to receive a positive return at maturity, both underlyings must have positive performance (i.e., appreciate from their respective starting levels). Even if both underlyings appreciate, the payment at maturity will depend solely on the performance of the lowest performing underlying and you will not benefit from the performance of the better performing underlying.

A-7 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Example 2: The ending level of the lowest performing underlying is less than or equal to its starting level but greater than or equal to its threshold level

	Underlying 1	Underlying 2
Hypothetical Starting Level:	100	100
Hypothetical Ending Level:	120	90
Performance:	20%	-10%

Step 1: Calculate the performance of each underlying:

Performance of underlying 1:

Performance of underlying 2:

Step 2: Determine which underlying is the lowest performing underlying.

In this example, underlying 2 has the least favorable performance and is, therefore, the lowest performing underlying.

Step 3: Determine the payment at maturity based on the performance of the lowest performing underlying.

Since the hypothetical ending level of the lowest performing underlying is less than its hypothetical starting level, but not less than its threshold level (i.e., the performance of the lowest performing underlying is not less than –30%), you would be repaid the original offering price of $1,000 per Market Linked Security at maturity.

A-8 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Example 3: The ending level of the lowest performing underlying is less than its threshold level

	Underlying 1	Underlying 2
Hypothetical Starting Level:	100	100
Hypothetical Ending Level:	50	125
Performance:	-50	25%

Step 1: Calculate the performance of each underlying:

Performance of underlying 1:

Performance of underlying 2:

Step 2: Determine which underlying is the lowest performing underlying.

In this example, underlying 1 has the least favorable performance and is, therefore, the lowest performing underlying.

Step 3: Determine the payment at maturity based on the performance of the lowest performing underlying.

On the stated maturity date you would receive $500.00 per Market Linked Security, resulting in a loss of 50%. As this example illustrates, if the ending level of either underlying is less than its threshold level (i.e., at least one underlying depreciates by more than 30% from its starting level to its ending level), you will incur a loss on these Market Linked Securities at maturity, even if the ending level of the other underlying has appreciated or has not declined below its respective threshold level.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any asset included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

A-9 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Estimated value of Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-10 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments and dividend payments (in the case of equity underlyings).

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors aiming to:

•	Supplement their existing investments with the return profile provided by these Market Linked Securities

•	Receive contingent protection against a moderate decline in the lowest performing underlying

•	Obtain exposure to the lowest performing underlying with a different risk/return profile than a direct investment in that underlying

•	Seek the potential to outperform the lowest performing underlying in a moderately declining market or, if the participation rate is sufficiently greater than 100%, the potential to outperform the lowest performing underlying in an appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a percentage decline of the lowest performing underlying that exceeds the amount of contingent protection?

•	Are you comfortable accepting the full downside risks of each underlying?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?

•	Does contingent protection against moderate market declines take precedence for you over dividend payments or fixed returns?

•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the lowest performing underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

A-11 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If the ending level of the lowest performing underlying is less than its threshold level, you will be fully exposed to the decline of the lowest performing underlying from its starting level to its ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•	Lowest performing underlying risk. These Market Linked Securities are subject to the full risks of each underlying and will be negatively affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. You will not benefit in any way from the performance of the better performing underlying(s). These Market Linked Securities are not linked to a basket composed of the underlyings, where the better performance of one underlying could offset the poor performance of the other underlying(s). Instead, you are subject to the full risks of whichever underlying is the lowest performing underlying. As a result, these Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. In order for these Market Linked Securities to have a favorable return, each underlying must perform favorably. You should not invest in the securities unless you expect each underlying to appreciate from its respective starting level.

•	Correlation risk. It is generally preferable from your perspective for the underlyings to be correlated with each other during the term of these Market Linked Securities, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in these Market Linked Securities, you assume the risk that the underlyings will not exhibit this relationship. If the underlyings have low historical correlation, these Market Linked Securities will typically offer a higher participation rate and/or a greater amount of contingent protection, but it will be more likely that one of the underlyings will perform poorly over the term of these Market Linked Securities. All that is necessary for these Market Linked Securities to perform poorly is for one of the underlyings to decline below its threshold level; the performance of the better performing underlying(s) is not relevant to your return.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlyings; interest rates; the time remaining to maturity; the correlation between the underlyings; and the applicable issuer’s creditworthiness.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

A-12 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in an underlying, or may publish research on such companies or an underlying. In addition, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlyings or the value of these Market Linked Securities.

•	ETF risk. If an underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If an underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

A-13 | Market Linked Securities with Upside Participation and Contingent Downside Linked to the Lowest Performing Underlying

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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